Exhibit 99.1

BitNile Holdings Obtains $18.8 Million in Secured Debt Financing

Las Vegas, NV, November 8, 2022 – BitNile Holdings, Inc. (NYSE American: NILE), a diversified holding company (“BitNile” or the “Company”) announced today that it and certain of its subsidiaries have borrowed $18.9 million of principal amount of term loans (the “Loans”) from a group of institutional investors (the “Financing”). The Loans mature in 18 months, which may be extended to 24 months, accrue interest at the rate of 8.5% per annum and are secured by certain assets of the Company and various subsidiaries. Starting in January 2023, the lenders have the right to require the Company to make monthly payments of $0.6 million, which will increase to $1.1 million in November 2023. The Loans were issued with an original issue discount of $1.89 million.

The lenders received warrants to purchase approximately 4.5 million shares of the Company’s common stock, exercisable for four years at $0.45 per share and warrants to purchase another approximately 4.5 million shares of the Company’s common stock, exercisable for four years at $0.75 per share, subject to adjustment.

The Loans are guaranteed by Ault Lending, LLC, a subsidiary of the Company, Ault & Company, Inc., an affiliate of the Company, as well as Milton C. Ault, III, the Company’s Executive Chairman and the Chief Executive Officer of Ault & Company, Inc.

The proceeds from the Financing will be used for the purchase of a private aircraft, to be used for business and charter services, and for general working capital purposes.

For more information on BitNile and its subsidiaries, BitNile recommends that stockholders, investors, and any other interested parties read BitNile’s public filings and press releases available under the Investor Relations section at www.BitNile.com or available at www.sec.gov.

About BitNile Holdings, Inc.

BitNile Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, BitNile owns and operates a data center at which it mines Bitcoin and provides mission-critical products that support a diverse range of industries, including oil exploration, defense/aerospace, industrial, automotive, medical/biopharma, karaoke audio equipment, hotel operations and textiles. In addition, BitNile extends credit to select entrepreneurial businesses through a licensed lending subsidiary. BitNile’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.BitNile.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.BitNile.com.

BitNile Holdings Investor Contact:

IR@BitNile.com or 1-888-753-2235